MediaOne Group, Inc.
               RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                          PREFERRED STOCK DIVIDENDS
                            (Dollars in Millions)

                                             Quarter Ended
                                     9/30/1999               9/30/1998
-                                    ---------               ---------
Income from continuing operations
  before income taxes                $     275               $    (244)
Interest expense (net of amounts
  capitalized)                             114                      86
Interest factor on rentals (1/3)             1                       3
Equity losses in unconsolidated
  ventures (less than 50% owned)             6                      38
Minority interest expense                   50                      11
                                     ---------               ---------
Earnings                             $     446               $    (106)
                                     =========               =========

Interest expense                     $     117               $      96
Interest factor on rentals (1/3)             1                       3
Minority interest expense                   50                      11
Preferred stock dividends (pre-tax
  equivalent)                               23                      20
                                     ---------               ---------
Fixed charges                        $     191               $     130
                                     =========               =========
Ratio of earnings to combined fixed
  charges and preferred stock dividends   2.34  A                    -  B
                                     ---------               ---------

A) Earnings for the quarter ended September 30, 1999 include gains on sales of investments of $581. Without these gains, earnings would be insufficient to cover fixed charges by $326.

B) Earnings for the quarter ended September 30, 1998 were insufficient to cover fixed charges by $236.

                              MediaOne Group, Inc.
             RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
                        PREFERRED STOCK DIVIDENDS
                          (Dollars in Millions)

                                                Year-to-Date
                                         9/30/1999               9/30/1998
                                         ---------               ---------

Income from continuing operations
  before income taxes                      $   794                 $  3,144
Interest expense (net of amounts
  capitalized)                                 313                      379
Interest factor on rentals (1/3)                 3                        6
Equity losses in unconsolidated
  ventures (less than 50% owned)               147                      176
Minority interest expense                      168                       53
                                         ---------               ---------
Earnings                                   $ 1,425                 $  3,758
                                          =========               =========

Interest expense                           $   324                 $    414
Interest factor on rentals (1/3)                 3                        6
Minority interest expense                      168                       53
Preferred stock dividends (pre-tax
  equivalent)                                   69                       69
                                         ---------                ---------
Fixed charges                             $    564                 $    542
                                         =========                =========

Ratio of earnings to combined fixed
  charges and preferred stock dividends       2.53  A                  6.93  B
-                                        ---------                ---------

A) Earnings for the period ended September 30, 1999 include a $2,482 gain from the exchange of Airtouch shares for Vodafone shares, as well as gains on sales of other investments of $805, partially offset by merger costs of $1,537. Without the net gain of $1,750, earnings would be insufficient to cover fixed charges by $889.

B) Earnings for the period ended September 30, 1998 include a $3,869 gain from the sale of domestic wireless operations. Without the gain, earnings would be insufficient to cover fixed charges by $653.

                             MediaOne Group, Inc.
                   RATIO OF EARNINGS TO FIXED CHARGES
                          (Dollars in Millions)

                                                  Quarter Ended
                                        9/30/1999               9/30/1998
                                        ---------               ---------
Income from continuing operations
  before income taxes                    $    275                $   (244)
Interest expense (net of amounts
  capitalized)                                114                      86
Interest factor on rentals (1/3)                1                       3
Equity losses in unconsolidated
  ventures (less than 50% owned)                6                      38
Minority interest expense                      50                      11
                                        ---------               ---------
Earnings                                 $    446                $   (106)
                                        =========               =========

Interest expense                         $    117                $     96
Interest factor on rentals (1/3)                1                       3
Minority interest expense                      50                      11
                                        ---------               ---------
Fixed charges                            $    168                $    110
                                        =========               =========

Ratio of earnings to fixed charges           2.65  A                    -   B

                                        --------               ---------

A) Earnings for the quarter ended September 30, 1999 include gains on sales of investments of $581. Without these gains, earnings would be insufficient to cover fixed charges by $303.

B) Earnings for the quarter ended September 30, 1998 were insufficient to cover fixed charges by $216.

                            MediaOne Group, Inc.
                  RATIO OF EARNINGS TO FIXED CHARGES
                        (Dollars in Millions)

                                                   Year-to-Date
                                        9/30/1999               9/30/1998
                                        ---------               ---------
Income from continuing operations
  before income taxes                    $    794                $  3,144
Interest expense (net of amounts
  capitalized)                                313                     379
Interest factor on rentals (1/3)                3                       6
Equity losses in unconsolidated
  ventures (less than 50% owned)              147                     176
Minority interest expense                     168                      53
                                        ---------               ---------
Earnings                                 $  1,425                $  3,758
                                        =========               =========

Interest expense                         $    324                $    414
Interest factor on rentals (1/3)                3                       6
Minority interest expense                     168                      53
                                        ---------               ---------
Fixed charges                            $    495                $    473
                                        =========               =========

Ratio of earnings to fixed charges           2.88  A                 7.95  B

                                        ---------               ---------

A) Earnings for the period ended September 30, 1999 include a $2,482 gain from the exchange of Airtouch shares for Vodafone shares, as well as gains on sales of other investments of $805, partially offset by merger costs of $1,537. Without the net gain of $1,750, earnings would be insufficient to cover fixed charges by $820.

B) Earnings for the period ended September 30, 1998 include a $3,869 gain from the sale of domestic wireless operations. Without the gain, earnings would be insufficient to cover fixed charges by $584.